                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


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                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 14, 1997



                                ENVIROGEN, INC.
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            (Exact name of registrant as specified in its charter)


        Delaware                      0-20404              22-2899415
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(State or other jurisdiction        (Commission          (IRS Employer
   of incorporation)                File Number)       Identification No.)


      4100 Quakerbridge Road
     Lawrenceville, New Jersey                           08648
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (609) 936-9300
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                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  Other Events.
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     On January 14, 1997, Envirogen, Inc. ("Envirogen") and Fluid Management,
Inc., a Wisconsin corporation ("FMI"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of FMI with and into Envirogen, with Envirogen being the surviving corporation (the "Merger"). Pursuant to the Merger Agreement, all of the shares of FMI common stock outstanding at the effective time of the Merger will be converted into the right to receive an aggregate of 4,190,477 shares (the "FMI Shares") of common stock, par value $.01 per share (the "Common Stock"), of Envirogen and $11,000,000 cash, subject to adjustment pursuant to the Merger Agreement. FMI is a full-service environmental consulting and engineering firm with offices in Wisconsin and Illinois.

     On January 14, 1997, Envirogen also entered into a Securities Purchase Agreement (the "Purchase Agreement") with Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), providing for the issuance by Envirogen of 6,095,238 shares of Common Stock (the "Warburg Shares") to Warburg at an aggregate cash purchase price of $16 million. The net proceeds from the issuance of the Warburg Shares will be used to finance the cash portion of merger consideration in connection with the Merger and to provide additional working capital for Envirogen.

     Pursuant to the Merger Agreement and the Purchase Agreement, Envirogen has agreed to enter into a Registration Rights Agreement with Warburg and the stockholders of FMI, pursuant to which Envirogen, as soon as practicable after the Merger, will file a Registration Statement with the Securities and Exchange Commission to register the sale of the FMI Shares and the Warburg Shares to the public. However, Warburg and the stockholders of FMI have agreed that they will not sell, transfer or otherwise dispose of the Warburg Shares or the FMI Shares, respectively, for a period of 12 months after the closing of the Merger without the prior consent of Envirogen.

     The closing of the transactions contemplated by the Merger Agreement and the Purchase Agreement are scheduled to occur concurrently and are subject to customary conditions, including the satisfactory operating results of FMI and Envirogen prior to closing and the receipt of necessary stockholder and regulatory approvals.


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Item 7.  Exhibits.
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          Exhibit Number
          (Referenced to
          Item 601 of
          Regulation S-K)           Description of Exhibit
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               2.1                  Agreement and Plan of Merger dated January
                                    14, 1997 by and among Fluid Management,
                                    Inc., William C. Smith, Douglas W. Jacobson,
                                    Gary W. Hawk, Richard W. Schowengerdt and the Registrant

               2.2 Securities Purchase Agreement dated January 14, 1997 by and between Warburg, Pincus Ventures, L.P. and the Registrant


Schedules (and similar attachments) to Exhibits 2.1 and 2.2 are not being filed. The Registrant agrees to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.



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                                  SIGNATURES
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ENVIROGEN, INC.



Date:  January 21, 1997             By:  /s/ Harcharan S. Gill
                                        -------------------------------------
                                        Harcharan S. Gill,
                                        President and Chief Executive Officer





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